Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 2 on Form S-1 (No. 333-217075), of TriLinc Global Impact Fund, LLC of our report dated March 29, 2019, relating to the 2018 consolidated financial statements of TriLinc Global Impact Fund, LLC, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Moss Adams LLP

San Francisco, California

March 30, 2020